Exhibit 10.9

EXECUTION VERSION

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of August 1, 2017 (the “Agreement”), is among CD&R Plumb Buyer, LLC, a Delaware limited liability company ( “Guarantor Holdings”), HD Supply Waterworks Group, LLC, a Delaware limited liability company f/k/a HD Supply Waterworks Group, Inc. (“Waterworks Group”), HD Supply Waterworks, Ltd., a Florida limited partnership (the “Company”), CD&R Waterworks Holdings, L.P., a Cayman Islands exempted limited partnership, and CD&R WW Holdings, L.P., a Cayman Islands exempted limited partnership (collectively, the “CD&R Investors”), CD&R Associates X Waterworks, L.P., a Cayman Islands exempted limited partnership (“CD&R Associates X Waterworks”), CD&R Waterworks Holdings GP, Ltd., a Cayman Islands exempted company (“Waterworks Holdings GP”), CD&R WW, LLC, a Delaware limited liability company (“New Blocker”), CD&R WW Holdings, LLC, a Delaware limited liability company (“New Blocker Holdings”), CD&R Fund X Advisor Waterworks A, L.P., a Cayman Islands exempted limited partnership (“AIV 1”), CD&R Fund X Waterworks B, L.P., a Cayman Islands exempted limited partnership (“AIV 2”), CD&R Fund X-A Waterworks A, L.P., a Cayman Islands exempted limited partnership (“AIV 3”), CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership (“AIV 4”), CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership (“AIV 5”), CD&R Fund X-A Waterworks B, L.P. (together with AIV 1, AIV 2, AIV 3, AIV 4, and AIV 5, the “AIVs”), and Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“Manager”). Capitalized terms used herein without definition have the respective meanings set forth in Section 1 of this Agreement.

RECITALS

A. The AIVs are managed by Manager and the general partner of the AIVs is CD&R Investment Associates X, Ltd., a Cayman Islands exempted company (together with CD&R Associates X Waterworks and any other investment vehicle that is a direct or indirect stockholder in the Company and managed by Manager or its Affiliates, “Manager Associates”).

B. Guarantor Holdings entered into the Purchase Agreement, dated as of June 4, 2017 (the “Purchase Agreement”), by and among HD Supply Holdings, LLC, a Florida limited liability company (“Holdings”), HD Supply GP Management, Inc., a Delaware corporation (collectively with Holdings, “Sellers”), Guarantor Holdings and HD Supply, Inc., a Delaware corporation (“HDS”), pursuant to which Guarantor Holdings and the Sellers agreed, subject to the conditions set forth therein, that Guarantor Holdings would acquire Waterworks Group, the Company and the Additional Transferred Assets (as defined in the Purchase Agreement) (such acquisition, the “Acquisition”).

C. The Purchase Agreement was amended and restated in its entirety as the Amended and Restated Agreement and Plan of Merger, dated as of July 14, 2017 (the “Merger Agreement”), by and among Sellers, Guarantor Holdings, HDS, CD&R Waterworks Merger Sub, LLC (“Company Merger Sub”), New Blocker and CD&R WW Merger Sub, LLC (“Blocker Merger Sub”), Waterworks and the Company pursuant to which the Acquisition was accomplished by means of (i) the merger of Company Merger Sub, a wholly owned subsidiary of Guarantor Holdings, with and into the Company with the Company surviving (the “Company Merger”), (ii) the merger of Blocker Merger Sub, a wholly owned subsidiary of Blocker, with and into Waterworks Group with Waterworks Group surviving and (iii) the sale of the Additional Transferred Assets to the Company (as the surviving entity in the Company Merger.

D. In connection with the Acquisition, (i) Clayton, Dubilier & Rice Fund IX, L.P., a Cayman Islands exempted limited partnership (“Fund IX”), entered into the Equity Commitment Letter, dated as of June 4, 2017, with Guarantor Holdings (as amended, restated, supplemented or otherwise modified from time to time, the “Commitment Letter”), pursuant to which Fund IX agreed, subject to the conditions set forth therein, to purchase indirectly equity interests of Guarantor Holdings for an aggregate purchase price equal to the Commitment (as defined in the Commitment Letter), and (ii) Fund IX subsequently assigned to Clayton, Dubilier & Rice Fund X, L.P., a Cayman Islands exempted limited partnership (“Fund X”), and Fund X assumed from Fund IX, all of Fund IX’s interests, liabilities and obligations under the Commitment Letter pursuant to the Assignment and Assumption Agreement dated as of July 14, 2017.

E. Concurrently with the execution and delivery of this Agreement, Guarantor Holdings, Waterworks Group and the Company have entered into a Consulting Agreement with Manager, dated as of the date hereof (as the same may be amended from time to time, the “Consulting Agreement”).

F. In order to finance the Acquisition and related transactions, Guarantor Holdings and/or one or more of its wholly-owned Subsidiaries (i) has entered into a senior secured term loan credit facility and a senior secured asset-based revolving credit facility and (ii) has issued senior unsecured notes (the “Notes Offering” and, collectively with clause (i), the “Acquisition Financings”).

G. Any member or members of the Company Group from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities or instruments (such offerings, collectively, the “Subsequent Offerings”), including, without limitation, (x) offerings of shares of capital stock of any member of the Company Group, and/or options to purchase such shares or other equity-linked instruments to employees, directors, managers, dealers, franchisees and consultants of and to any member or members of the Company Group (any such offering, a “Management Offering”), and (y) one or more offerings of debt securities or instruments for the purpose of refinancing any indebtedness of any member or members of the Company Group or for other corporate purposes, (ii) repurchase, redeem or otherwise acquire certain securities or instruments of any member of the Company Group or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of any applicable agreement, and (iii) incur or assume indebtedness for borrowed money, assume, guarantee, endorse or otherwise become liable or responsible for (whether directly or contingently or otherwise) for the obligations of any other Person or make any loan or advance to any other Person (such indebtedness, assumptions, guarantees, endorsements, loans, advances and liabilities, collectively, “Subsequent Financings”).

H. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by Manager, the CD&R Funds, the AIVs, the CD&R Investors, Manager Associates or their respective related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions (including the Consulting Services (as defined in the Consulting Agreement)) or the Offerings, or the Financings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision of financial, investment banking, management, advisory, consulting, monitoring or other services, including service as an officer or director of any member of the Company Group (collectively, “Services”) to the Company Group by such Persons, and the parties hereto accordingly wish to provide for Manager, the CD&R Funds, the AIVs, the CD&R Investors, Manager Associates and their respective related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1. Definitions.

(a) “Acquisition” has the meaning specified in the Recitals to this Agreement.

(b) “Acquisition Financings” has the meaning specified in the Recitals to this Agreement.

(c) “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner, special limited partner or trustee of any such Person described in clause (i) or (ii).

(d) “CD&R Funds” has the meaning specified in the preamble of this Agreement.

(e) “CD&R Investors” has the meaning specified in the preamble of this Agreement.

(f) “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(g) “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(h) “Commitment Letter” has the meaning specified in the Recitals to this Agreement.

(i) “Company” has the meaning specified in the preamble of this Agreement.

(j) “Company Group” means Guarantor Holdings and Waterworks Group, the Company and their respective Subsidiaries.

(k) “Consulting Agreement” has the meaning specified in the Recitals to this Agreement.

(l) “Control” of any Person means the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, as general partner, or otherwise).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witness and public relations consultants, bonds, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(o) “Financings” means the Acquisition Financings and any Subsequent Financing.

(p) “Fund IX” has the meaning specified in the Recitals to this Agreement.

(q) “Fund X” has the meaning specified in the Recitals to this Agreement.

(r) “Indemnifying Party” has the meaning set forth in Section 2(a).

(s) “Indemnitee” means each of Manager, the AIVs, the CD&R Investors, Manager Associates, Waterworks Holdings GP, New Blocker Holdings, New Blocker, their respective Affiliates (other than any member of the Company Group), their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, members and controlling persons, and each other person who is or becomes a director or an officer of any member of the Company Group, in each case irrespective of the capacity in which such person acts.

(t) “Initial Consulting Services” has the meaning specified in the Consulting Agreement.

(u) “Management Offering” has the meaning specified in the Recitals to this Agreement.

(v) “Manager” has the meaning specified in the preamble of this Agreement.

(w) “Manager Associates” has the meaning specified in the Recitals to this Agreement.

(x) “Merger Agreement” has the meaning specified in the Recitals to this Agreement.

(y) “Notes Offering” has the meaning specified in the Recitals to this Agreement.

(z) “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive, consequential, special and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including without limitation interest, taxes, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case incurred, arising or existing with respect to third parties or otherwise, at any time or from time to time.

(aa) “Offerings” means the Notes Offering, any Management Offering, any Redemption and any Subsequent Offering.

(bb) “Parent” has the meaning specified in the Recitals to this Agreement.

(cc) “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(dd) “Prime Rate” means the rate per annum published in the Wall Street Journal from time to time as the prime lending rate prevailing during any relevant period.

(ee) “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(ff) “Purchase Agreement” has the meaning specified in the Recitals to this Agreement.

(gg) “Redemption” has the meaning specified in the Recitals to this Agreement.

(hh) “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Offering or Financing or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Offering or Financing, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, final, free writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Offering or used to offer or confirm sales of their respective securities or instruments in any Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Offering or Financing, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with the Transactions or any Offering or Financing, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(ii) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jj) “Services” has the meaning specified in the Recitals to this Agreement.

(kk) “Subsequent Financings” has the meaning specified in the Recitals to this Agreement.

(ll) “Subsequent Offerings” has the meaning specified in the Recitals to this Agreement.

(mm) “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(nn) “Transactions” means the Acquisition, the Acquisition Financings and any other transaction for which Services are or have been provided to any member of the Company Group.

2. Indemnification.

(a) The Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each Indemnitee, to the fullest extent permitted by law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (i) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with the Transactions, any other Offering, any other Financing, any Related Document or any of the transactions contemplated thereby, (ii) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur, or (iii) the performance or failure to perform by Manager or its Affiliates of Services for any member of the Company Group (whether prior to the date hereof or hereafter and whether pursuant to the Consulting Agreement or otherwise), (iv) the fact that such Indemnitee is or was a stockholder, director or officer of any member of the Company Group or (v) any breach or alleged breach by such Indemnitee of any duty imposed on a stockholder, officer or director.

(b) Without in any way limiting the foregoing Section 2(a), the Indemnifying Party agrees to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, or any allegation thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Party shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Company by such Indemnitee in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c) Without in any way limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee, any member of the Company Group or any other Person to enforce or interpret this Agreement or the Consulting Agreement, any rights of such Indemnitee to indemnification or advancement of Expenses (or related obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws or other similar organizational document, any other agreement to which Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the Delaware General Corporation Law, any other applicable law or any liability insurance policy, or any rights or obligations under the Consulting Agreement, the Indemnifying Party shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf (including but not limited to by any Manager Associates for all costs and Expenses incurred by it on such Indemnitee’s behalf) in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the Person presiding over such Proceeding determines that material assertions made by such Indemnitee in such proceeding were in bad faith or were frivolous.

(d) Notwithstanding the foregoing, indemnification shall not be available to the extent that it is finally determined by a court, in a final judgment from which no further appeal may be taken, that such Obligation arises out of, or is primarily based upon, the gross negligence or willful misconduct of the Indemnitee.

(e) Notwithstanding anything in this Section 2 to the contrary, it is understood and agreed that nothing in this Agreement is intended to provide for indemnification in respect of taxes imposed on the basis of income of an Indemnitee.

3. Contribution.

(a) If for any reason any Indemnifying Party is prohibited from fully indemnifying any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Subsequent Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from the Transaction, Subsequent Offering, Financing or other circumstances giving rise to such Obligation and (iii) if required by applicable law, any other relevant equitable considerations.

(b) If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the actual or alleged inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from the Transaction, Subsequent Offering, Financing or other circumstances giving rise to such Obligation and (iii) if required by applicable law, any other relevant equitable considerations.

(c) For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from the Transaction, Subsequent Offering, Financing or other circumstances giving rise to such Obligation.

(d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. The Indemnifying Party shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances the Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Party is not guilty of such fraudulent misrepresentation.

4. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (a “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified Manager thereof, provided the failure or delay of Manager or such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is actually and materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to Manager (or if given by such Indemnitee, such Indemnitee) relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if Manager (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Party shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory in all respects to Manager, subject to the right of Manager to undertake such defense as herein below provided. Manager may participate in such defense with counsel of Manager’s choosing at the expense of the Indemnifying Party. In the event that the Indemnifying Party does not undertake the defense of the Claim within a reasonable time after Manager (or if given by such Indemnitee, such Indemnitee) has given the Notice of Claim, or in the event that Manager shall in good faith determine that the defense of any Claim by the

Indemnifying Party is inadequate or may conflict with the interest of any Indemnitee (including, without limitation, Claims brought by or on behalf of any member of the Company Group), Manager may, at the expense of the Indemnifying Party, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Party. In the defense of any Claim against an Indemnitee, the Indemnifying Party shall not, except with the prior written consent of Manager, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Party shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior consent of Guarantor Holdings (on behalf of all Indemnifying Party), which consent shall not be unreasonably withheld, conditioned or delayed. In each case, Manager and each other Indemnitee seeking indemnification hereunder will reasonably cooperate with the Indemnifying Party, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of Manager or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by Manager or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Party.

(b) Manager shall notify the Indemnifying Party in writing of the amount requested for advances (a “Notice of Advances”). The Indemnifying Party agrees to advance all Expenses incurred by Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding contemplated by Section 2(c)) in advance of the final disposition of such Claim without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses upon receipt of an undertaking by or on behalf of Manager or such Indemnitee to repay amounts so advanced if it shall ultimately and finally be determined, including through all challenges and appeals, if any, to the award rendered therein, that Manager or such Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement. Such repayment undertaking shall be unsecured and shall not bear interest. The Indemnifying Party shall not impose on any Indemnitee additional conditions to advancement or require from such Indemnitee additional undertakings regarding repayment. The Indemnifying Party shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c) Manager shall notify the Indemnifying Party in writing of the amount of any Obligation actually paid by Manager or any Indemnitee on whose behalf Manager is acting (a “Notice of Payment”). The amount of any Obligation actually paid by Manager or such Indemnitee shall bear simple interest at the rate equal to the Prime Rate as of the date of such payment plus 2% per annum, from the date any Indemnifying Party receives the Notice of Payment up to and including the date on which any Indemnifying Party shall repay the amount of such Obligation plus interest thereon to Manager or such Indemnitee. The Indemnifying Party shall make indemnification payments to Manager no later than 30 days after receipt of the Notice of Payment.

(d) Presumptions; Burden and Standard of Proof. In connection with any determination regarding the entitlement of any Indemnitee to be indemnified, or any review of any such determination, by any Person:

(i) It shall be a presumption that such Indemnitee has met any applicable standard of conduct and that indemnification of such Indemnitee is proper in the circumstances.

(ii) The burden of proof shall be on the Indemnifying Party to overcome the presumption set forth in the preceding clause (i), and such presumption shall only be overcome if the Indemnifying Party establishes that there is no reasonable basis to support it.

(iii) The termination of any Proceeding by judgment, order, finding, award, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that an Indemnitee did not meet any applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

5. Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument, by-laws or other organizational agreement or instrument, insurance policy or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement, provided that to the extent that an Indemnitee is entitled to be indemnified by the Indemnifying Party under this Agreement and by any other Indemnitee under any other agreement, document, certificate, by-law or other organizational agreement or instrument, or by any insurer under a policy maintained by any other Indemnitee, the obligations of the Indemnifying Party hereunder shall be primary, and the obligations of such other Indemnitee or insurer secondary, and the Indemnifying Party shall not be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer. Notwithstanding the foregoing, any Indemnitee may choose to seek indemnification from any potential source of indemnification regardless of whether such indemnitor is primary or secondary. An Indemnitee’s election to seek advancement of indemnified sums from any secondary indemnifying party will not limit the right of such Indemnitee, or any secondary indemnitor proceeding under subrogation rights or otherwise, from seeking indemnification from the Indemnifying Party to the extent that the obligations of the Indemnifying Party are primary, and the Indemnifying Party agrees to indemnify each Indemnitee from and against, and to pay to each Indemnitee, any amount paid or reimbursed by such Indemnitee to or on behalf of another indemnitee, pursuant to indemnification arrangements or otherwise, in respect of an Obligation referred to in Section 2. The rights of each Indemnitee and the obligations of the Indemnifying Party hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Acquisition, the Company, and each of its corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law (or similar organizational document or instrument) provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such person, the Indemnifying Party shall ensure that each Indemnitee serving or that has served in such capacity is covered by such insurance at the Indemnifying Party’s expense in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers. The Indemnifying Party shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of any of the Indemnifying Party’s indemnification, advancement or other obligations under this Agreement.

6. Taxes. If any amount payable hereunder to an Indemnitee is subject to any value-added, withholding or other taxes (other than any income tax imposed by the United States of America or any political subdivision or taxing authority therein), such amount payable shall be increased, to the maximum extent permitted by applicable law, by such additional amount as may be necessary so that after payment and withholding of all such taxes (including all payments and withholdings in respect of such additional amount) such Indemnitee receives an amount equal to the amount it would have received if no such taxes had been required to be paid or deducted.

7. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be given by any of the following methods: (a) personal delivery;

(b) registered or certified mail, postage prepaid, return receipt requested; (c) overnight mail; or (d) facsimile or email transmission. Notices shall be sent to the appropriate Party at its address given below (or at such other address for such Party as shall be specified by notice given hereunder):

(a) If to the Company, to:

HD Supply Waterworks, Ltd.

1830 Craig Park Ct

St. Louis, MO 63146

Attention: Mark Witkowski

Email: X

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, New York 10152

Attention: Theresa A. Gore

Facsimile: (XXX) XXX-XXXX

Email: X

(b) If to Manager, the AIVs or CD&R Investors to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, New York 10152

Attention: Theresa A. Gore

Facsimile: (XXX) XXX-XXXX

Email: X

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address, or (iii) refusal of the addressee to accept delivery thereof. A copy of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP

919 Third Avenue New York,

New York 10022

Attention: Kevin A. Rinker; Uri Herzberg

Facsimile: (212) 909-6836

Email: karinker@debevoise.com;

uherzberg@debevoise.com

8. Arbitration

(a) Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b) The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within 30 days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d) The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. Subject to Section 2(c), the arbitrator may, in the award, allocate all or part of the fees incurred in and costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

9. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.

10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

11. Successors; Binding Effect. The Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of the Indemnifying Party, by agreement in form and substance satisfactory to Manager, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Indemnifying Party (which shall not be released from its obligations). This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company without the prior written consent of Manager. Insofar as any Indemnitee transfers all or substantially all of its assets to a third party, such third party shall thereupon be deemed an additional Indemnitee for all purposes of this Agreement, with the same effect as if it were a signatory to this Agreement in such capacity.

12. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee (each of whom is an intended third party beneficiary of this Agreement). Neither the waiver by any of the parties hereto or by any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any such party or Indemnitee, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid and binding unless set forth in writing and duly executed by Guarantor Holdings (acting on behalf of the Company) and the Manager (acting on its own behalf and on behalf of each other Indemnitee). This Agreement may be executed in several counterparts, including by email or facsimile transmission, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES X WATERWORKS, L.P.

By: CD&R Investment Associates X, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R WATERWORKS HOLDINGS GP, LTD.

By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: Director

By:	/s/ Donald J. Gogel
Name: Donald J. Gogel
Title: Director

CD&R WW HOLDINGS, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

[Signature Page to CD&R Funds Indemnification Agreement]

CD&R WW, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

CD&R WATERWORKS HOLDINGS, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R WW HOLDINGS, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R PLUMB BUYER, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

[Signature Page to CD&R Funds Indemnification Agreement]

HD SUPPLY WATERWORKS GROUP, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

HD SUPPLY WATERWORKS, LTD.

By: CD&R Plumb Buyer, LLC, a general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

By: HD Supply Waterworks Group, LLC, a general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President and Secretary

CD&R FUND X ADVISOR WATERWORKS A, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to CD&R Funds Indemnification Agreement]

CD&R FUND X WATERWORKS B, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R FUND X-A WATERWORKS A, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R FUND X ADVISOR WATERWORKS B, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to CD&R Funds Indemnification Agreement]

CD&R FUND X WATERWORKS B1, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R FUND X-A WATERWORKS B, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to CD&R Funds Indemnification Agreement]